Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado

We consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Form S-3 of our report dated December 5, 2005 relating to the consolidated financial statements of Rentech, Inc. appearing in the annual report on Form 10-K of Rentech, Inc. for the year ended September 30, 2005.

We also consent to the reference to us under the caption “Experts” in the prospectus which is part of this registration statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
October 6, 2006